Exhibit (13)(A)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-3 of TIAA Separate Account VA-1 of our report dated February 16, 2018, relating to the financial statements and financial highlights, which appears in Stock Index Account’s Annual Report on Form N-CSR for the year ended December 31, 2017. We also consent to the references to us under the headings “Experts”, “Independent registered public accounting firm”, “Separate account financial statements”, and “Condensed financial information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

April 25, 2018